SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 26, 2005

CHEMBIO DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-85787	88-0425691
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3661 Horseblock Road
Medford, NY 11763
(Address of principal executive offices)
631-924-1135
(Registrant’s Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
311244v2

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On January 26, 2005, the Registrant entered into the material agreements described under ITEM 3.02 below.

ITEM 3.02. Unregistered Sales of Securities.

Series B Offering

On January 28, 2005, the Registrant sold for $5,000,000, in a private placement (the “Series B Offering”), 100 shares of its 9% Series B Convertible Preferred Stock (the “Series B Stock”) together with warrants to purchase 7,786,960 of the Registrant’s common stock (the “Common Stock”). Each $.61 of consideration received (a) $.61 of face amount of Series B Stock, which is convertible into one share of the Common Stock, and (b) a five-year warrant to acquire .95 of a share of Common Stock. Each full share of the Series B Stock was purchased for $50,000, with fractional shares of Series B Stock being purchased in the case of smaller amounts of consideration.

The proceeds from the Series B Offering will be used primarily for general corporate purposes including for sales and marketing, research and development, and intellectual property, and also for working capital, investor relations, and capital expenditures
The Registrant relied on Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder as the basis for its exemption from registration of this issuance. All of the investors in the Series B Offering are accredited investors as defined under Rule 501 promulgated under the Securities Act of 1933.

THE SECURITIES OFFERED IN THE SERIES B OFFERING HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS.

Compensation of Placement Agent

Midtown Partners & Co., LLC (“Midtown”) acted as the placement agent for the Series B Offering. As compensation for services rendered to the Registrant by Midtown, the Registrant agreed to the following:

•	to pay Midtown a cash fee equal to 5% of the amount of cash proceeds the Registrant received in the Series B Offering;

•	to issue to Midtown shares of Series B Stock in an aggregate amount equal to 5% of the amount of cash proceeds the Registrant received in the Series B Offering, together with accompanying warrants to purchase Common Stock (the “Placement Shares”);

•	to issue to Midtown warrants to purchase 737,712 shares of the Registrant’s Common Stock (the “Placement Warrants”). The Placement Warrants are exercisable for a period of five years from their issuance and have an exercise price of $.80 per share. The Registrant has agreed to include the shares of Common Stock underlying the Placement Warrants in the Registration Statement (as defined below under the caption “Terms of the Series B Stock - Registration Rights”).

Terms of the Series B Stock

Dividends.  Holders of Series B Stock are entitled to a 9% per annum dividend per share. The dividend accrues and is payable semi-annually in cash or in shares of Series B Stock (at the option of the Registrant, or in the case of the majority purchaser, at the option of the majority purchaser). Accrued but unpaid dividends are also payable upon the conversion or redemption of the shares of Series B Stock and upon a liquidation event.

Voting Rights.  As long as any shares of Series B Stock are outstanding, the Registrant cannot take any of the following actions without the separate class vote or written consent of all of the then outstanding shares of Series B Stock:

•	amend, alter or repeal the provisions of the Series B Stock so as to adversely affect any right, preference, privilege or voting power of the Series B Stock;

•	authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a liquidation event, senior to or otherwise pari passu with the Series B Stock;

•	amend the Articles of Incorporation or By-Laws of the Registrant so as to adversely affect any rights of the Series B Stock;

•	increase the authorized number of shares of Series B Stock; or

•	enter into any agreement with respect to the foregoing.

Conversion.  The Series B Stock is convertible, at the option of the holders, into shares of Common Stock at an initial conversion price of $.61 per share. Based on the original purchase price of $50,000.00 per share, each share of Series B Stock is initially convertible into 81,968 shares of Common Stock. The Series B Stock is issuable in fractional shares.  The Series B Stock contains adjustment provisions upon the occurrence of stock splits, stock dividends, combinations, reclassifications or similar events of our capital stock.

Redemption.  In the event of (i)  a consolidation, merger, or other business combination involving the Registrant, (ii) the sale of all or substantially all of the Registrant’s assets, (iii) the acquisition by another person of in excess of 50% of the voting securities of the Registrant or (iv) certain specified triggering events (involving (A) the lapse or unavailability of the Registration Statement, (B) the suspension from listing of the Common Stock for a period of seven (7) consecutive days, (C) the Registrant’s failure or inability to comply with a conversion request from a holder of Series B Stock, (D) the breach by the Registrant of any of its representations or warranties contained in the Series B Stock documentation that continues uncured for a period of thirty (30) days, or (E) the Registrant becomes subject to certain bankruptcy events) (collectively, the “Trigger Events”), each holder of Series B Stock has the right to require the Registrant to redeem all of such holder's shares of Series B Stock at a price per share of Series B Stock equal to the sum of (i) the greater of (a) $65,000 and (b) the product of (x) the daily volume weighted average price of the Registrant’s Common Stock as reported on the OTC Bulletin Board on the date immediately preceding the Trigger Event by Bloomberg Financial L.P. and (y) the quotient of $65,000 divided by the then current conversion price for the Series B Stock, plus (ii) any accrued but unpaid dividends, plus (iii) all liquidated damages and other amounts due in respect of the Series B Stock.

Rank; Liquidation Preference.  The holders of Series B Stock rank pari passu to the holders of the Registrant’s Series A Convertible Preferred Stock (the “Series A Stock”) and prior to the holders of the Common Stock and, unless otherwise consented to by the holders of Series B Stock, prior to all other classes of capital stock that the Registrant may establish, with respect to (i) the payment of dividends and (ii) the distribution of its assets upon a bankruptcy, liquidation or other similar event. The liquidation preference for the Series B Stock is an amount equal to $50,000 per share plus any accrued and unpaid dividends and liquidated damages owing thereon.

Preemptive Rights

Pursuant to the terms of the Series B Offering, the Registrant granted each investor the right to purchase a pro rata portion of  any future sales of Common Stock, or securities convertible into Common Stock, except for certain permitted issuances (a “Subsequent Financing”), by the Registrant within the twelve (12) months following the closing of the Series B Offering (the “Closing”), based on the ratio of the number of shares of Series B Stock held by that investor, to the total number of shares of Series B Stock purchased by all of the investors in the Series B Offering (subject to reduction on a pro rata basis to allow for the preemptive rights granted to holders of Series A Stock). As a result, the holders of Series A Stock and Series B Stock will have the right to purchase 100% of the securities that the Registrant offers to sell in a Subsequent Financing.  The Registrant also agreed that during the ninety (90) day period after the Closing it would not enter into any Subsequent Financing without the consent or approval from the holders all of the outstanding Series B Stock.

Exchange Rights

Pursuant to the terms of the Series B Offering, the Registrant granted each investor the right to exchange all or a portion of the Series B Stock (together with the relative number of accompanying warrants) then held by it for any securities issued in a Subsequent Financing (such exchange to be made at the same time as, and pursuant to, the closing of such Subsequent Financing) based the effective price at which such securities are sold in such Subsequent Placement. The exchanged Series B Stock will be valued at $50,000 per share plus accrued but unpaid dividends and other fees owed to the holder.

Registration Rights

In connection with the offering of the Series B Stock, the Registrant entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which it is required to file a registration statement with the Commission (the “Registration Statement”) by March 28, 2005, to register (i) all the shares of Common Stock issuable upon the conversion of the Series B Stock (including any shares of Common Stock issuable upon conversion of shares of Series B Stock issued as dividends on the Series B Stock), (ii) all the  shares of Common Stock issuable upon the exercise of the warrants issued to the investors in the Series B Offering, and (iii) all of the shares of Common Stock issuable upon conversion of the Placement Shares and all the shares of Common Stock issuable upon exercise of the Placement Warrants.  If the Registration Statement is not filed by March 28, 2005 or declared effective by the SEC by May 27, 2005 (June 27, 2005 in the event of a full review by the Commission), then the Registrant will be subject to the payment of liquidated damages equal to 2% of the aggregate purchase price paid to it in the Series B Offering for each calendar month, pro rated for any shorter period, that the filing or effectiveness of the Registration Statement is delayed.

The Registrant must keep the Registration Statement effective until the earliest to occur of (i) the date when all the securities covered by the Registration Statement may be sold without restriction pursuant to Rule 144(k) and (ii) the date on which all securities covered by the registration statement have been sold.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the Certificate of Designation of Preferences, Rights and Limitations of the Series B Stock, the form of warrant issued to the investors, the form of warrant issued to Midtown, the Registration Rights Agreement and the Securities Purchase Agreement, copies of which are included as Exhibits 3.1, 4.1, 4.2, 4.3 and 10.1, respectively, to this Current Report on Form 8-K.

ITEM 9.01. Financial Statements and Exhibits

(c)    Exhibits

3.1    Certificate of Designation of Preferences, Rights and Limitations of Series B 9% Convertible Preferred Stock of the Registrant.
4.1    Form of Common Stock Warrant issued to Midtown Partners & Co., LLC.
4.2    Form of Common Stock Warrant issued pursuant to the Securities Purchase Agreement.
4.3    Registration Rights Agreement, dated as of January 26, 2005, by and among the Registrant and the Purchasers listed therein.
10.1    Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of     January 26, 2005, by and among the Registrant and the Purchasers listed therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 31, 2005            Chembio Diagnostics, Inc.

By:        /s/ Lawrence A. Siebert
Lawrence A. Siebert
Chief Executive Officer